SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report:  November 16, 2005

Date of earliest event reported:  November 18, 2005

H&E EQUIPMENT SERVICES L.L.C.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Louisiana	333-99589	72-1287046
(State or other jurisdiction	333-99587	(IRS Employer
of incorporation)	(Commission File Numbers)	Identification No.)

11100 Mead Road, Suite 200, Baton Rouge, Louisiana 70816

(Address of Principal Executive Offices, including Zip Code)

(225) 298-5200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On November 16, 2005, H&E Equipment Services L.L.C. (“H&E”), Great Northern Equipment Services L.L.C. (together with H&E, the “Borrowers”), H&E Holdings, L.L.C., GNE Investments, Inc., H&E Finance Corp., General Electric Capital Corporation and the Lenders party thereto, entered into Amendment No. 9 to the Credit Agreement dated June 17, 2002 (“Amendment No. 9”).  Principally, the amendment deleted subsection (f) of Annex G of the original Credit Agreement regarding maximum property and equipment capital expenditures.  Subsection (f) stated that H&E Holdings and its subsidiaries on a consolidated basis shall not make property and equipment capital expenditures during any fiscal year that exceed in the aggregate $5.0 million.  Subsection (f) was previously amended by Amendment No. 5 to the Credit Agreement on January 13, 2005 to increase the maximum aggregate property and equipment capital expenditures from $5.0 million to $8.5 million.

There was no loan amendment fee pertaining to Amendment No. 9.

Amendment No. 9 is attached hereto as exhibit 10.1(i), and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits

       10.1(i)    Amendment No. 9 to Credit Agreement dated as of November 16, 2005.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

H&E EQUIPMENT SERVICES L.L.C.
Date: November 18, 2005
/s/ LESLIE S. MAGEE
By: Leslie S. Magee
Its: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1(i)

Amendment No. 9 to Credit Agreement among H&E Equipment Services L.L.C., Great Northern Equipment, Inc., H&E Holdings, L.L.C., GNE Investments, Inc., H&E Finance Corp., General Electric Corporation and the Lenders party thereto dated as of November 16, 2005.